Filed Pursuant to Rule 424(b)(3)
Registration No. 333-216965

PROSPECTUS

INTERNAP CORPORATION

27,201,987 Shares

COMMON STOCK

This prospectus relates to the resale from time to time of up to 27,201,987 shares of common stock of Internap Corporation by the selling stockholders identified in this prospectus. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 9.

Our common stock listed on The NASDAQ Global Market under the symbol “INAP”. On April 26, 2017, the closing sale price of our common stock on The NASDAQ Global Market was $3.14 per share. You are urged to obtain current market quotations for our common stock.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 6 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC” or the “Commission”), utilizing a “shelf” registration process to permit the holders named in the section entitled “Selling Stockholders” to resell shares of our common stock in a registered offering, as described under “Plan of Distribution.” Under this shelf registration process, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

All references to “the Company,” “we,” “us” and “our” refer to Internap Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the information incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding industry trends, our future financial position and performance, business strategy, revenues and expenses in future periods, projected levels of growth and other matters that do not relate strictly to historical facts. These statements are often identified by words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “continue,” “could” or “should,” that an “opportunity” exists, that we are “positioned” for a particular result, statements regarding our vision or similar expressions or variations. These statements are based on the beliefs and expectations of our management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by forward-looking statements. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation:

•	future technology trends and changes in the information technology (“IT”) infrastructure markets in which we compete;

•	our ability to develop or enhance our new or existing services and products;

•	our ability to retain existing customers or attract new customers;

•	differences in anticipated and actual performance in executing our data center and IT infrastructure services expansion;

•	our estimates of future data center space compared to actual usage;

•	pricing pressures for our services and the effect of competition on our services;

•	the impact of long sales cycles for our IT infrastructure services;

•	our customers’ ability or desire to develop or maintain IT infrastructure services internally;

•	government regulation of the Internet or goods or services necessary to operate the Internet;

•	our ability to obtain critical third party services for our IT infrastructure services;

•	failure of our IT infrastructure or disruptions in our IT infrastructure services;

•	our ability to renew our data center leases or manage our asset retirement obligations;

•	our use of open source software in our services and products;

•	the failure of our IT infrastructure or any of our layers of redundancy in our operating facilities;

•	security breaches and security lapses with respect to our network and software;

•	our ability to develop effective and efficient business support systems;

•	our ability to manage our global operations;

•	our ability to remediate any weaknesses in our internal control over financial reporting;

•	our ability to hire or retain key employees;

•	our ability to complete and integrate acquisitions, joint ventures and other strategic transactions;

•	the outcome of any litigation we may be involved in;

•	global political and economic conditions;

•	global or local climate change and resource conservation regulations and initiatives;

•	our ability to manage our other risks related to our capital stock and related business risks; and

•	our ability to service and comply with the terms of our substantial indebtedness.

All forward-looking statements speak only as of the date hereof or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date such statements are made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including Internap Corporation. Except as expressly set forth in the paragraph below, we are not incorporating the contents of the SEC website into this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC (File No. 001-31989) and all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus, in each case except as to any portion of any future report or document that is not deemed filed under such provisions, until the selling stockholders sell all of the securities covered by this prospectus or the sale of securities by the selling stockholders pursuant to this prospectus is terminated:

•	Annual Report on Form 10-K filed on March 13, 2017;

•	Current Reports on Form 8-K filed on January 26, 2017 and February 28, 2017; and

•	The description of the Company’s Common Stock, par value $0.001 per share, set forth in the Company’s Registration Statement on Form 8-A/A, filed on July 29, 2011, together with any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning the office of:

Internap Corporation

One Ravinia Drive, Suite 1300

Atlanta, Georgia 30346

Attn: Corporate Secretary

(404) 302-9700

You may also find additional information about us, including the documents mentioned above, on our website at www.internap.com. The information included on or linked to this website or any website referred to in any document incorporated by reference into this prospectus is not a part of this prospectus.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a leading technology provider of Internet infrastructure through both Colocation Business and Enterprise Services (including network connectivity, IP, bandwidth, and Managed Hosting), and Cloud Services (including enterprise-grade AgileCLOUD 2.0, Bare-Metal Servers, and SMB iWeb platforms). Our global high-capacity network connects 15 company controlled Tier 3-type data centers in major markets in North America, 34 wholesale partnered facilities, and points of presence in 26 central business districts around the world. We also provide high-power density colocation, low-latency bandwidth, and public and private cloud platforms in an expanding Internet infrastructure industry. We incorporated in Washington in 1996 and reincorporated in Delaware in 2001. Our common stock trades on the Nasdaq Global Market under the symbol “INAP.”

Our Industry

We compete in the large and fast-growing market for Internet infrastructure services (outsourced data center, compute, storage and network services). Three complementary trends are driving demand for Internet infrastructure services: the growth of the digital economy, the outsourcing of information technology (“IT”) and the growth of cloud computing.

The Growth of the Digital Economy

The digital economy continues to impact existing business models with a new generation of networked applications. Widespread adoption of mobile Internet devices combined with rising expectations around the performance and availability of both consumer and business applications places increasing pressure on enterprises to deliver a seamless end-user experience on any device at any time at any location. Simultaneously, Software-as-a-Service (“SaaS”) models have changed data usage patterns with information traditionally maintained on individual machines and back-office servers now being streamed across the Internet. These applications require new diligence and focus on predictable performance and data security. Finally, the growth of big data analytics is giving rise to a new breed of “fast data” applications that collect and analyze massive amounts of data in real time to drive immediate business decisions – for example, real-time ad bidding platforms and personalized e-commerce portals.

The Outsourcing of IT

While more capacity is being outsourced to public cloud data centers, a growing number of enterprises are also turning to colocation and hosting providers. As distributed applications, security concerns and compliance issues are placing new burdens on the traditional IT model and driving new costs and complexity, IT organizations are increasingly turning to infrastructure outsourcing to free up valuable internal resources to focus on their core businesses, improve service levels and lower the overall cost of their IT operations. The macro-economic trends over the past several years have led to a reduction of operating and capital budgets. Companies are forced to balance this growing complexity with a cost-cutting culture and staff resource limitations that require they do more with less.

The Growth of Cloud Computing

Cloud computing has yet to make its full impact, and the extent and the form of that impact on enterprise and commercial data centers is still unclear. It will take several years to play out, but we expect demand for on-premises capacity to be offset by the ability to more easily migrate workloads to cloud providers such as us.

The emergence of public cloud Infrastructure-as-a-Service (“IaaS”) offerings has accelerated digital innovation by lowering the barrier to entry for new business creation. IaaS offerings allow new enterprises to procure and pay for infrastructure on an as-needed basis while minimizing upfront operating expenses, reducing complexity and increasing agility.

Although most organizations initially rely on cloud services for non-mission critical workloads, such as testing and development, growing adoption and the maturation of cloud platforms have increased confidence in migrating key business applications to the cloud. This, in turn, has led to a new generation of applications that are being architected from the ground up, to run on standardized public cloud infrastructure.

Our Business

The Internet infrastructure services market comprises a range of offerings that have emerged in response to shifting business and technology drivers. We compete specifically in the markets for retail colocation, hosting and IaaS. Different customer use cases and business requirements dictate the need for specific services or a combination of services.

We provide high-performance Internet infrastructure services that make our customers’ applications faster and more scalable. We offer:

●	infrastructure services: customers can mix and match cloud, hosting and colocation for the optimal combination of services to meet specific application and business requirements;
●	availability across a global network of data centers;
●	patented network services that leverage our proprietary technologies to maximize uptime and minimize latency for customer applications; and
●	services backed by service level agreements (“SLAs”) and our team of dedicated support professionals.

Our Segments

Effective January 1, 2016, we changed our organizational structure in an effort to create more effective and efficient business operations and to improve customer and product focus. In that regard, we revised the information that our chief executive officer, who is also our chief operating decision maker, regularly reviews for purposes of allocating resources and assessing performance. As a result, beginning January 1, 2016, we now report our financial performance based on our two new reportable segments, Data Center and Network Services and Cloud and Hosting Services, as follows:

Data Center and Network Services

Our Data Center and Network Services segment consists of colocation and Internet Protocol (“IP”) connectivity services.

Colocation

Colocation involves providing physical space within data centers and associated services such as power, interconnection, environmental controls, monitoring and security while allowing our customers to deploy and manage their servers, storage and other equipment in our secure data centers. We sell our colocation services at 49 data centers across North America, Europe and the Asia-Pacific region. We refer to 15 of these facilities as “company-controlled,” meaning we control the data center operations, staffing and infrastructure and have negotiated long-term leases for the facilities. For company-controlled facilities, in most cases we design the data center infrastructure, procure the capital equipment, deploy the infrastructure and are responsible for the operation and maintenance of the facility. We refer to the remaining 34 data centers as “partner” sites. In these locations, a third party designs and deploys the infrastructure and provides for the operation and maintenance of the facility.

IP Connectivity

IP connectivity includes our patented Performance IP™ service, content delivery network services, IP routing hardware and software platform and Managed Internet Route Optimizer™ Controller. By intelligently routing traffic with redundant, high-speed connections over multiple, major Internet backbones, our IP connectivity provides high-performance and highly-reliable delivery of content, applications and communications to end users globally. We deliver our IP connectivity through 81 IP service points around the world.

Cloud and Hosting Services

Our cloud and hosting services segment consists of hosted IaaS as a cloud platform or via managed hosting. For both IaaS options, we provision and maintain the hardware, data center infrastructure and interconnection, while allowing our customers to own and manage their software applications and content.

Cloud

Cloud services involve providing compute and storage services via an integrated platform that includes servers, storage and network. We built our next generation cloud platform with our high-density colocation, Performance IP service and OpenStack, a leading open source technology for cloud services. Our Cloud offering provides customers with the ability to manage equally virtual and physical servers through an industry standard toolset provided by Openstack-based management and API interfaces. We deliver our cloud services in five locations across North America, Europe and the Asia-Pacific region.

Managed Hosting

Managed hosting involves providing a single tenant infrastructure environment consisting of servers, storage and network. We deliver this customizable infrastructure platform based on enterprise-class technology to support complex application and compliance requirements for our customers. We deliver our managed hosting services in 11 locations across North America, Europe and the Asia-Pacific region.

Data Centers, Private Network Access Points and CDN POPs

Our data centers and private network access points (“P-NAPs”) feature multiple direct high-speed connections to major Internet service providers (“ISPs”). We either have, or operate under third party agreements, data centers, P-NAPs and CDN POPs in some of the largest cities in North America and in select foreign cities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holders named in the section entitled “Selling Stockholders” to sell shares of our common stock offered by this prospectus. We will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Market listing fees, printing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

On February 27, 2017, we sold 23,802,850 shares of our common stock in a private placement to the selling stockholders in connection with our execution of a securities purchase agreement (the “Securities Purchase Agreement”) with such parties. The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of February 27, 2017. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest.

We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the selling stockholders may offer and sell is not presently known, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by each selling stockholder after completion of this offering. This table, however, presents the maximum number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock by each selling stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering
	Number	Percentage (1)	Number	Number	Percentage (1)
GAMCO Investors, Inc. (2)	18,638,902	22.7%	5,524,861	13,114,041	16.0%

Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited (3)	780,000	*	780,000	0	*

O’Connor Global Multi-Strategy Alpha Master Limited (3)	4,220,000	5.14%	4,220,000	0	*

Park West Partners International, Limited	1,317,481	1.6%	1,317,481	0	*

Park West Investors Master Fund, Limited	10,368,948	12.6%	10,368,948	0	*

Avenir Corporation (4)	8,075,800	9.8%	4,990,697	3,085,103	3.8%

* Less than 1.0%

(1)	Applicable percentage ownership is based on 82,181,005 shares of common stock outstanding as of March 1, 2017, together with securities exercisable or convertible into shares of common stock within 60 days of such date.

(2)	The 5,524,861 shares of common stock being offered by GAMCO Investors, Inc. are being offered by one of its affiliated investment funds, The Gabelli Small Cap Growth Fund. The Gabelli Small Cap Growth Fund purchased the shares in the private placement described under “Relationships with the Selling Stockholders” below. The remaining shares of common stock are beneficially owned by GAMCO Investors, Inc. or one of its affiliates.

(3)	UBS O’Connor LLC (“O’Connor”) is the investment manager of each of Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited (“GLEA XL”) and O’Connor Global Multi-Strategy Alpha Master Limited (“GLEA” and together with GLEA XL, collectively, the “O’Connor Funds”) and accordingly has voting control and investment discretion over the securities described herein held by the O’Connor Funds. Dawn Fitzpatrick (“Ms. Fitzpatrick”), the Chief Executive Officer of O’Connor and Kevin Russell (“Mr. Russell”), the Chief Investment Officer of O’Connor, each also have voting control and investment discretion over the securities described herein held by the O’Connor Funds. As a result, each of O’Connor, Ms. Fitzpatrick and Mr. Russell may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities described herein held by the O’Connor Funds.

(4)	Avenir Corporation (“Avenir”) serves as the investment manager of advisory accounts holding the shares of our common stock included in this registration statement. Avenir has voting power and dispositive power with respect to all such shares and may be deemed to beneficially own the shares held by those advisory accounts. The business address of Avenir Corporation is 1775 Pennsylvania Ave NW Suite 650, Washington, DC 20006.

Relationships with the Selling Stockholders

On February 22, 2017, we entered into the Securities Purchase Agreement with the selling stockholders for a private placement of an aggregate of 23,802,850 shares of our common stock, at a price of US$1.81 per share, for the aggregate purchase price of US $43,083,158.50, before deducting placement agent fees and estimated offering expenses.  Under the Securities Purchase Agreement, we agreed to use the net proceeds for the payment of the fees and expenses and the repayment of indebtedness and other obligations under or with respect to our credit agreement. We closed the transaction on February 27, 2017.

On February 22, 2017, in connection with the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders relating to the registration for resale of the shares of our common stock purchased by the selling stockholders in the private placement. The Registration Rights Agreement contains customary covenants and agreements by us, and customary indemnification obligations of us and the selling stockholders, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which were filed as exhibits to our Current Report on Form 8-K, dated February 28, 2017, and are incorporated by reference herein.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell our common stock from time to time in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents;

•	in “at the market” to or through market makers or into an existing market for the securities;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	by pledge to secure debts and other obligations;

•	directly to purchasers or to a single purchaser; or

•	any other method permitted pursuant to applicable law.

The distribution of our common stock by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the NASDAQ Global Market;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the applicable selling stockholder of derivative securities);

•	through the settlement of short sales; or

•	any combination of the foregoing.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, reallowed or paid to dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, the selling stockholders, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement, if required. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The selling stockholders may sell shares of the common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of our common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of our common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

LEGAL MATTERS

On behalf of the Company, Jenner & Block LLP will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Internap Corporation for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTERNAP CORPORATION

27,201,987 Shares

COMMON STOCK

Prospectus

April 27, 2016